UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2005

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2005, Hewitt Associates LLC, a wholly owned subsidiary of Hewitt Associates, Inc., entered into amendments to lease agreements with Hewitt Properties I LLC, Hewitt Properties II LLC, Hewitt Properties III LLC and Hewitt Properties IV LLC (collectively, the “Hewitt Properties Entities”) relating to office space and adjacent land leased by Hewitt Associates LLC in Lincolnshire Illinois, The Woodlands, Texas and Orlando, Florida. These amendments relate to the sale of such properties by the Hewitt Properties Entities. These amendments served to remove certain references to financing agreements entered into by the Hewitt Properties Entities. In addition, for an aggregate consideration of $3 million, Hewitt Associates LLC waived or revised certain options and related rights clauses in these leases. Copies of these lease amendments are attached as Exhibits 99.1 through 99.5 to this Form

8-K.

Each of the Hewitt Properties Entities is a subsidiary of FORE Holdings LLC, which is owned by approximately 650 persons who owned the business of Hewitt Associates, Inc. prior to its initial public offering.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	First Amendment to Lease Agreement dated May 20, 2005 between Hewitt Properties I LLC and Hewitt Associates LLC.

99.2	First Amendment to Lease Agreement dated May 20, 2005 between Hewitt Properties II LLC and Hewitt Associates LLC.

99.3	Second Amendment to Lease Agreement dated May 20, 2005 between Hewitt Properties III LLC and Hewitt Associates LLC.

99.4	First Amendment to Lease Agreement dated May 20, 2005 between Hewitt Properties IV LLC and Hewitt Associates LLC.

99.5	First Amendment to Lease Agreement dated May 20, 2005 between Hewitt Properties IV LLC and Hewitt Associates LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Dan A. DeCanniere
Name:	Dan A. DeCanniere
Title:	Chief Financial Officer

Date: May 25, 2005

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Exhibit Index

Number	Description
99.1	First Amendment to Lease Agreement dated May 20, 2005 between Hewitt Properties I LLC and Hewitt Associates LLC.

99.2	First Amendment to Lease Agreement dated May 20, 2005 between Hewitt Properties II LLC and Hewitt Associates LLC.

99.3	Second Amendment to Lease Agreement dated May 20, 2005 between Hewitt Properties III LLC and Hewitt Associates LLC.

99.4	First Amendment to Lease Agreement dated May 20, 2005 between Hewitt Properties IV LLC and Hewitt Associates LLC.

99.5	First Amendment to Lease Agreement dated May 20, 2005 between Hewitt Properties IV LLC and Hewitt Associates LLC.

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